Exhibit 99.2

For Immediate Release

8 April 2008

Danka Business Systems PLC

(“Danka” or the “Company”)

Proposed Divestiture of Danka’s U.S. Business Operations to Konica Minolta and

Members Voluntary Liquidation

Danka Business Systems PLC (Danka; OTCBB: DANKY; LSE: DNK.L), a leading supplier of office imaging equipment and support services in the United States, today announced it has signed a definitive agreement with Konica Minolta Business Solutions U.S.A., Inc. (“Konica Minolta”), a leading provider of advanced imaging and networking technologies from the desktop to the print shop, enabling Konica Minolta to acquire Danka’s wholly-owned U.S. subsidiary, Danka Office Imaging Company (“DOIC”), through which the Danka group conducts its business operations.

Under the terms of the agreement, the total purchase price is expected to be approximately U.S. $240 million. The closing of the transaction (“Completion”) is expected to take place by June 30, 2008. It is subject to a number of regulatory and other closing conditions, in both the United States and the United Kingdom, including approval of the transaction by Danka’s shareholders.

“In addition to continuing support for the entire Danka customer base with a complete range of products and service capabilities,” said A.D. Frazier, Chairman and Chief Executive Officer of Danka, “I am pleased to say the new organization will also provide the added benefit of direct access to Konica Minolta’s world-class technology, distinctive product offerings and financial strength. Customer relationships will grow ever stronger as a result.”

Upon consummation of the transaction, DOIC will become a wholly-owned subsidiary of Konica Minolta and will maintain its current offices in St. Petersburg, Florida and elsewhere. Konica Minolta will supplement the product mix, including network-ready multifunctional products (print, copy, fax and scan all in one system), and network printers in DOIC markets beginning in mid-2008. DOIC will continue servicing its customers with its highly trained sales and service teams.

Frazier credits Danka employees for accomplishing a remarkable competitive transformation. “They redefined the manner in which document workflow solutions are managed and serviced in small-to-medium sized enterprises and in the extremely competitive high volume production print marketplace. Their success, achieved against a backdrop of having to overcome the company’s daunting corporate legacy issues, translates to new relevancy and value for the Danka approach.”

Frazier added, “Nevertheless, the costs associated with trying to remain an independent player in an extremely competitive industry are imposing. This transaction represents by far the best outcome for Danka’s organization and staff. It preserves the DOIC organization, allowing us to serve our loyal customers, while addressing the holding company’s burdensome financial obligations. We are confident that Konica Minolta’s stated desire to invest in, and grow, the DOIC’s business will be rewarded in the customer marketplace.”

The acquisition by Konica Minolta is designed to build and expand upon the foundation established by DOIC. “Konica Minolta’s acquisition of DOIC will further enhance our leadership in the color and high volume production print markets while complementing our overall growth strategy with our independent dealers and branch network,” said Jun Haraguchi, President and CEO of Konica Minolta

Business Solutions U.S.A., Inc. “We’re excited about the prospects that this strategic acquisition will create, and believe the combined strength of the new organization will be beneficial to our customers, the DOIC customer base and the DOIC employee family.”

The sale transaction (the “Disposal”), because of its size, is a class 1 transaction under the Listing Rules of the United Kingdom Listing Authority and is therefore conditional, among other things, upon the approval of Danka shareholders. This approval is to be sought at an extraordinary general meeting of Danka shareholders (the “EGM”), the details of which will be set out in a circular (the “Circular”) and a proxy statement (the “Proxy Statement”), each of which will be posted to Danka shareholders as soon as possible.

In addition, the Board of Danka proposes placing the Company into members voluntary liquidation (the “Liquidation”) upon Completion, in which event the listing of the Company’s ordinary shares on the Official List of the London Stock Exchange (the “Official List”) will be cancelled.

Under the terms of Danka’s existing Articles of Association (the “Articles”), the holders of Danka’s ordinary shares would not be entitled to receive any portion of the amount which is expected to be available for distribution to the holding company’s shareholders in the voluntary liquidation. However, the Board is seeking to implement arrangements which would result in the holders of Danka’s ordinary shares receiving the cash sum of U.S. $0.025 per ordinary share in the voluntary liquidation. Further details of these proposed arrangements will be provided to the company’s shareholders as soon as possible.

The voting thresholds which need to be reached in order to obtain the requisite shareholder approvals of the Disposal and the Liquidation are summarised in the paragraph headed “Conditions” below.

The relevant provisions of the existing Articles require the entirety of this amount to be paid to the holders of the 6.50% senior convertible participating shares of U.S. $1.00 each in the capital of the Company (the “Participating Shares”), leaving no amount available for distribution to the holders of the company’s ordinary shares. However, the Board is seeking to implement arrangements which would result in the holders of the company’s ordinary shares receiving the cash sum of U.S. $0.025 per ordinary share in the Liquidation.

Cypress Merchant Banking Partners II L.P. and certain of its affiliates, which collectively hold approximately 338,569 Participating Shares, which confer the right to exercise approximately 29 percent of the voting rights exercisable at general meetings of the Company, have undertaken to vote in favour of the Disposal, the Liquidation and related proposals (the “Proposals”).

Following Completion, A.D. Frazier will resign as Chairman and Chief Executive Officer of Danka, and the other members of the Danka Board will resign their positions as directors of the Company. The appointment of the proposed liquidators of the Company (the “Liquidators”) will become effective immediately upon approval of the resolutions relating to the Liquidation at the EGM. At that point, the powers of the directors of the Company will cease and the Liquidators will assume responsibility for the liquidation of the Company.

Full details of the Proposals, including the Disposal and the Liquidation, and details of the time and location of the EGM, will be set out in the Circular and the Proxy Statement.

Background to and Reasons for the Disposal and the Liquidation

The disposal of the U.S. operations to Konica Minolta will result in the sale of the Danka group’s remaining operating businesses. The Board believes that the Liquidation will enable the net cash in the Company, following Completion, the repayment of the sums outstanding under the Company’s credit facilities provided by General Electric Capital Corporation (“GECC”), and after taking into account all other known actual and contingent liabilities and the costs and expenses of the Liquidation, to be returned to Danka shareholders in the most cost effective manner.

Accordingly, having reviewed the business and financial condition and prospects of the Danka group, the Board has concluded that the Proposals are in the best interests of Danka shareholders as a whole.

Assuming that the requisite shareholder approvals for the Proposals are obtained and satisfaction or waiver of the other conditions to Completion, the Liquidation will commence immediately following the EGM.

Principal Terms and Conditions of the Disposal

The Disposal will be effected by way of the sale of the entire issued share capital of DOIC, which is the entity through which the group conducts its business operations, to Konica Minolta.

Under the terms of the sale agreement (the “Stock Purchase Agreement”), Konica Minolta will pay Danka, on Completion, the sum of U.S. $240 million in cash, subject to upwards or downward net worth adjustments to a maximum of U.S. $10 million.

U.S. $25 million of the cash consideration to be paid by Konica Minolta at Completion will be held in escrow for a period of four years following Completion to satisfy any claims which may be made under the Stock Purchase Agreement. The amount of cash held in escrow is subject to reduction each year following Completion, with certain amounts not required to satisfy claims under the Stock Purchase Agreement being returned to the Company on each anniversary of Completion.

Break Fee

Subject to obtaining the requisite shareholder approval under the Listing Rules of the United Kingdom Listing Authority (the “Listing Rules”), Danka has agreed to pay Konica Minolta a fee of U.S. $5 million in the event that the Stock Purchase Agreement is terminated as a result of Completion not having occurred by 8 August 2008 or shareholder approval of the Proposals not having been obtained and in any such case the Company’s Board has withdrawn or modified, or proposed to withdraw of modify, in a manner adverse to Konica Minolta, its recommendation of the Proposals, or taken any action or made any statement in connection with the EGM inconsistent with its recommendation of the Proposals, or approved or recommended or publicly proposed to approve or recommend, or failed to recommend against, a competing proposal.

In the event that shareholder approval of the fee referred to above is not obtained in accordance with the requirements of the Listing Rules in the circumstances referred to above, the Company has agreed to pay Konica Minolta an amount equal to one percent of the market capitalisation of Danka calculated in accordance with the applicable provisions of the Listing Rules.

Use of Proceeds

The net cash proceeds from the Disposal will be used to discharge the Group’s approximately U.S. $152 million of indebtedness under the existing credit facilities provided by GECC. After depositing the U.S. $25 million in escrow, as described above, the remaining sum, together with the Company’s other cash resources, will be used to discharge other actual and contingent liabilities of the Group and the costs and expenses of the Liquidation, with the resulting cash balance, together with any remaining escrow proceeds, to be returned to shareholders through the Liquidation.

Liquidation

If shareholders approve the Proposals, the Liquidators, after paying or providing for all known actual and contingent liabilities of the Company and the costs and expenses of the Liquidation, will distribute the Company’s remaining cash, including the net proceeds of the Disposal, to shareholders.

The Directors, having discussed the matter with the Liquidators, expect that, in aggregate, an amount of approximately U.S. $55 million will be available for distribution to shareholders in the Liquidation.

Net funds returning to owners of the Participating Shares are expected to total less than the 20 percent of the U.S. $372 million in accrued payments currently owed to them.

Further details of these proposed arrangements will be provided to the company’s shareholders as soon as possible.

Cancellation of Listing

It is expected that the listing of the company’s ordinary shares will be suspended on the day of the EGM, which will be at least 20 business days following the posting of the Circular and the Proxy Statement.

Subject to the approval of all of the resolutions relating to the holding company’s Liquidation, application will be made to cancel the listing of the ordinary shares on the Official List.

Conditions

The Disposal is conditional on shareholder approval being obtained at the EGM. The resolution to approve the Disposal will require the approval of a simple majority of the votes cast in person or by proxy at the EGM by holders of ordinary shares and Participating Shares voting as a single class. In addition, the Disposal is conditional on shareholder approval of the Liquidation being duly obtained.

The Disposal is also conditional on the satisfaction or waiver of certain other customary closing conditions.

The Liquidation is conditional upon shareholder approval, which will be sought at the EGM. The resolution to approve the holding company’s Liquidation will be a special resolution, which means that it will require approval of not less than 75 percent of the votes cast in person or by proxy at the EGM by holders of ordinary shares and Participating Shares voting as a single class. In addition, the resolution to approve the holding company’s Liquidation will not have effect unless shareholder approval of the Disposal is duly obtained and the other conditions to Completion are duly satisfied or waived.

Cypress Merchant Banking Partners II L.P., Cypress Merchant Banking Partners II C.V. and 55th Street Partners II L.P., which collectively hold approximately 338,569 Participating Shares which confer the right to exercise approximately 29 percent of the voting rights exercisable at general meetings of the Company, have undertaken to vote in favour of the Proposals.

Danka has retained the services of Houlihan Lokey Howard & Zukin Capital, Inc. and Skadden, Arps, Slate, Meagher & Flom LLP to advise in the transaction.

About Danka

Through its operating subsidiary DOIC, Danka delivers value to clients by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of enterprise imaging systems and services, Danka enables choice, convenience, and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment and, in turn, strengthen its client relationships and expand its strategic value. For more information, visit www.danka.com.

In the year ended 31 March 2007, Danka generated revenues of approximately U.S. $450.2 million, a net loss of approximately U.S. $13 million, and its gross assets were approximately U.S. $417 million.

About Konica Minolta Business Solutions U.S.A.

Konica Minolta Business Solutions U.S.A., Inc. (www.kmbs.konicaminolta.us), a leader in advanced imaging and networking technologies for the desktop to the print shop, brings together unparalleled advances in security, print quality and network integration via its award-winning line of bizhub(TM) multifunction products (MFPs); bizhub PRO(TM) production printing systems; magicolor(R) desktop color laser printers and all-in-ones; and pagepro(TM) monochrome desktop laser printers and all-in-ones. Konica Minolta also offers advanced software solutions, wide-format printers, microform digital imaging systems, and scanning systems for specialized applications. Headquartered in Ramsey, New Jersey, Konica Minolta delivers expert professional services and client support through an extensive network of direct sales offices, authorized dealers, resellers and distribution partners in the United States, Canada, Mexico, Central America and South America.

Enquiries

Danka: Edward Quibell, Chief Financial Officer, (727) 622-2760

Weber Shandwick Square Mile (London)

Laura Vaughn, 020 7067 0740

Evolution Securities Limited (London)

(Sponsor to Danka Business Systems PLC)

Stuart Andrews / Bobbie Hilliam, 020 7071 4300

Evolution Securities Limited (“Evolution Securities”), which is authorised in the United Kingdom by the Financial Services Authority, is acting as Sponsor to Danka Business Systems PLC and no one else in connection with the Proposals and will not be responsible to anyone other than the Company for providing the protections afforded to customers of Evolution Securities, or for advising any other person in connection with the Proposals.

This announcement is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the transactions referred to herein or otherwise. Persons who are not resident in the United Kingdom, or who are subject to the laws of any jurisdiction other than the United Kingdom, should inform themselves about, and observe any applicable legal and regulatory requirements.